EXHIBIT 10.4


             INFRASTRUCTURE & ENVIRONMENTAL PRIVATE EQUITY FUND III,
           ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND
                      III, AND THE PRODUCTIVITY FUND, L.P.

                                     - and -

                             INTERBORO HOLDING, INC.

                                     - and -

                      EDUCATIONAL VIDEO CONFERENCING, INC.



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                            STOCK PURCHASE AGREEMENT


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


                            STOCK PURCHASE AGREEMENT


       THIS AGREEMENT made as of the 2nd day of July 2, 2001 effective July 1, 2001.

               Infrastructure & Environmental Private Equity Fund III, Environmental & Information Technology Private Equity Fund III, and The Productivity Fund, L.P. (hereinafter collectively "FAC")

               - and -

               Interboro Holding, Inc., a corporation formed under the laws of Delaware or Its Assignee (the "Purchaser" or "IHI")

               - and -

               Educational Video Conferencing, Inc. , a corporation formed under the laws of Delaware ( "EVCI").

RECITALS:

1. FAC is the registered and beneficial owner of certain equity and debt interests in ICTS, Inc. ("ICTS"). These interests, which are listed on
          Schedule 1 attached, are hereinafter called the "ICTS Shares", which include, without limitation, all convertible preferred stock, options, warrants and debt and all other interests in ICTS held by FAC;

2. FAC wishes to transfer and assign to the Purchaser and the Purchaser wishes to acquire from FAC all of FAC's right, title and interest in the ICTS Shares;

3. In order to expedite a Bridge Loan between EVCI and ICTS, the parties have executed a binding Definitive Term Sheet representing the business terms which shall be incorporated into a formal Agreement. This Agreement incorporates those business terms and supersedes and replaces that Term Sheet.

       NOW THEREFORE in consideration of the mutual covenants in this Agreement and for other consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows:



                                   ARTICLE 1
                                 INTERPRETATION

1.1       Definitions

          In this Agreement, except as otherwise expressly provided, the following words and expressions have the following meanings:

          "Agreement", "this Agreement", "the Agreement", "hereof", "herein", "hereto", "hereby", "hereunder" and similar expressions mean this share purchase agreement and debt assignment and transfer agreement, including all of its schedules and all instruments supplementing, amending or confirming this Agreement. All references to "Articles" or "Sections" refer to the specified Article or Section of this Agreement;

          "Closing", means the completion of the transactions described in this Agreement which are to occur contemporaneously with the purchase and sale of all ICTS shares not owned or controlled by FAC. All such transactions shall be deemed effective July 1, 2001.

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

          "Closing Date" means as of July 1, 2001.

          "Free Cash Flow" means net income after taxes and adding back depreciation and all other non-cash expenses or charges of ICTS before any corporate management charge due EVCI or its subsidiaries, commencing on the Closing Date, as determined in accordance with U. S. GAAP.

          "Seller" means any one of the three partnerships that collectively are defined in this Agreement as FAC. Where the context requires, references herein to FAC mean each Seller.

          "Warrants" means warrants for the purchase of common stock of EVCI substantially in the form of Exhibit A attached hereto.


1.2       Time of the Essence

          Time shall be of the essence of each provision of this Agreement. Any extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision and there shall be no implied waiver of this provision.

1.3       Headings

          The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles and Sections shall not affect the interpretation of this Agreement.

1.4       Plurals and Gender

          The use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such persons or circumstances as the context otherwise permits.

1.5       Construction


          The words "including", "include", and "includes" shall mean "including without limitation", "include, without limitation" and "includes, without limitation", respectively.

                                   ARTICLE 2
                     ASSIGNMENT AND TRANSFER OF ICTS Shares

2.1       Agreement to Assign and Transfer ICTS Shares

     (a) Subject to the terms and conditions of this Agreement, FAC shall, on Closing, transfer and assign to the Purchaser or its designee all right, title and interest in the ICTS Shares free and clear from all security interests, liens, charges, encumbrances, adverse claims and rights of others, for an aggregate purchase price as set out in
          Section 2.2 (the "Purchase Price").

     (b) With regard to any and all claims, actions and causes of action FAC now has, or could in the future have, against any of ICTS, or other entity or person affiliated with ICTS or any of their respective successors, assigns, servants, agents, employees, officers, directors and legal and accounting professional advisors (collectively, and including the respective bankrupt estate of any of them, the "ICTS Group") arising out of Paragraph 9.17 of the Share Purchase Agreement dated December 30, 1997, between FAC and ICTS and the Bylaws of ICTS (copies of which are attached hereto), in respect of FAC's dealings with the ICTS Group on or prior to the date hereof, FAC covenants not to sue any of the ICTS Group, provided that neither FAC nor any entity or person affiliated with FAC is sued after the closing in respect to any matter concerning ICTS which occurred prior to the date of this Agreement. FAC is not aware of any such claims.

     (c) Effective at Closing, FAC hereby releases the ICTS Group from all other claims, actions and causes of action FAC now has, or could in the future have, against any of ICTS Group in respect of FAC's dealings with the ICTS Group.

2.2       Purchase Price

          The Purchaser hereby agrees that the purchase price for the ICTS shares "Purchase Price" shall be paid and satisfied by the Purchaser as follows:

     (a) Delivery at Closing of Warrants to purchase 250,000 shares of EVCI Common Stock at the initial exercise price of the greater of $1.00 per share.

     (b) Delivery at Closing of Warrants to purchase 100,000 shares of EVCI Common Stock at the strike price of $3.00 per share.

     (c) Payment of an amount equal to 20% ICTS's Free Cash Flow up to a maximum aggregate payment of $500,000. Within 45 days after the end of each calendar quarter, commencing the calendar quarter ending March 31, 2002, ICTS shall pay to FAC ten percent of the estimated Free Cash Flow for that quarter. Within 90 days after the end of each such fiscal year, an appropriate adjustment shall be made to reconcile the actual payments to 20% ICTS's Free Cash Flow for the fiscal year. Any shortfall shall be paid to FAC and any excess shall be carried over and applied to satisfy the application of Free Cash Flow required for the immediately succeeding fiscal year.

     (d) In the event that EVCI is delisted from the NASDAQ National Market for a period of twelve months prior to (i) FAC exercising the Warrants or
          (ii) EVCI completing payment in full of the above mentioned $500,000 amount to FAC, then the maximum aggregate payment shall increase to $600,000.

     (e) The Purchase Price shall be allocated among each seller in the percentages set forth in Schedule 1.

2.3       Transfer and Assignment

          Contemporaneously with the delivery of the Warrants, at Closing, FAC shall deliver to the Purchaser the ICTS Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank and such other documents with respect to such transfer as are reasonably requested by the Purchaser, including a certified copy of a resolution of the appropriate authority of the ownership entities approving such transfer.

2.4       ICTS Board of Directors

          FAC shall be entitled to nominate one member of the ICTS Board of Directors, and IHI will use its best efforts to have that nominee elected a director.

                                   ARTICLE 3
                         Representations and Warranties

3.1       Representations and Warranties of FAC

          FAC hereby represents and warrants to the Purchaser (and acknowledges that the Purchaser is relying on the representations and warranties in completing the transactions contemplated by this Agreement) that:

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

     (a)  Organization

          Each Seller is a partnership duly formed and validly subsisting, and in good standing in the jurisdiction in which it is formed. The Sellers' jurisdictions of formation are indicated in the Schedule I.

     (b)  Authority

          Each Seller has all necessary partnership power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and the execution and delivery of this Agreement and the performance by each Seller of its obligations hereunder has been duly authorized by all necessary partnership action on the part of such Seller.

     (c)  Binding Agreement, Validity of Transactions

          FAC has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid, and binding obligation of FAC, enforceable against FAC in accordance with its terms (subject, as to the enforcement of remedies, to bankruptcy, reorganization, insolvency, and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies). The execution and delivery of this Agreement by FAC, the consummation of the transactions contemplated by this Agreement and the fulfilment by FAC of the terms, conditions and provisions hereof will not contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of FAC under:

          (i)    any laws applicable to FAC;

          (ii) any judgment, order, writ, injunction or decree of any court which is presently applicable to FAC; or

          (iii) the partnership agreement, other organizational documents or any resolutions of FAC or amendments thereto or restatements thereof.

     (d)  Ownership of ICTS Shares

          Each Seller is the sole beneficial and registered owner of the ICTS Shares listed next to its name in Schedule 1 free and clear of any security interests, liens, claims, charges, encumbrances, adverse claims or rights of others (other than the rights of the Purchaser hereunder). There is no contract, option or other right of another binding upon or which at any time in the future may become binding upon FAC to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the ICTS Shares other than pursuant to this Agreement. FAC holds no interest and holds no option or other right to acquire any interest in the equity or debt of ICTS, other than the ICTS Shares except the right to acquire an additional 196,833 shares of common stock as set forth in the contract dated September 30, 1999, a true and complete copy of which, as amended, has been provided to the Purchaser. Effective upon the closing, such contract shall be deemed cancelled and all claims and rights of FAC thereunder shall be deemed to have been released and relinquished. At Closing, FAC will transfer to the Purchaser valid title to the ICTS Shares free and clear of any and all security interests, liens, claims, charges, encumbrances, adverse claims or rights of others of any kind.

     (e)  No Outstanding Obligations

          On Closing, FAC shall not have any outstanding obligations (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind owing to it from, or owing by it to, any member of the ICTS Group or Purchaser except as set forth in this agreement.

     (f)  Material Contradictions

          FAC shall review the Stock Purchase Agreement among Louis Vescio, Amee Devine, Taylor Devine, ICTS, Purchaser and EVCI (the "Other Agreement") and advise IHI and EVCI within in 30 days after Closing of any material fact of which it has knowledge that would materially contradict the representations and warranties given by ICTS and the other Seller to IHI and EVCI in the Other Agreement.

3.2       Representations and Warranties of the Purchaser and EVCI

          The Purchaser hereby represents and warrants to FAC (and acknowledges that FAC is relying on the representations and warranties in completing the transactions contemplated hereby) that:

     (a)  Corporate

          The Purchaser is a corporation duly incorporated under the laws of Delaware and has not been dissolved.

     (b)  Authority

          The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder has been duly authorized by all necessary corporate action on the part of the respective corporation.

(c)       Enforceability

          The Purchaser has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to bankruptcy, reorganization, insolvency, and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies). The execution and delivery of this Agreement by the Purchaser, the consummation of the transactions contemplated hereby and the fulfilment of the Purchaser do not violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of the Purchaser under:

          (i)    any laws applicable to the Purchaser;

          (ii) any judgment, order, writ, injunction or decree of any court or of any Authority which is presently applicable to the Purchaser; or

          (iii) the articles, by-laws or any resolutions of each of the Purchaser or any amendments thereto or restatements thereof.

3.3       Non-Waiver

          No investigations made by or on behalf of any party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the other parties herein or pursuant hereto provided, however, that if a party comes to believe prior to Closing that another party is in material breach of a representation or warranty, the first party cannot close in reliance upon such representation or warranty unless the second party reaffirms such representation or warranty after being notified that the first party believes the same may have been breached.

3.4       Nature and Survival of FAC's Representations and Warranties

          The representations and warranties of FAC contained in this Agreement or in any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Purchaser for a period of two (2) years, unless a bona fide notice of a claim shall have been given in writing before the expiration of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

3.5       Survival of Purchaser's Representations and Warranties

          The representations and warranties of the Purchaser and EVCI contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of FAC for a period of two
(2) years, unless a bona fide notice of claim shall have been made in writing

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

before the expiration of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.


                                    ARTICLE 4
                                    COVENANTS


4.1       FAC Assignments

          FAC will execute all documents or take any actions reasonably requested by the Purchaser to assign to the Purchaser any collateral of any kind or any security interest, liens, claims, charges, encumbrances, adverse claims or other rights securing or otherwise resulting from any covenants, indemnities or other obligations of any kind whatsoever, whether absolute or contingent, held by FAC or any affiliate in connection with its ownership of the ICTS Shares.

          4.2   Warrants and Warrant Shares

          Purchaser and EVCI covenant:

          (a) That shares acquired by the holders of Warrants upon exercise thereof and payment of the strike price provided for in the respective Warrants will upon issuance be duly authorized, validly issued, fully paid and non-assessable.

          (b) That EVCI will at all times have authorized, and will keep reserved and unissued out of such authorized shares, a sufficient number of shares of common stock to allow for the full exercise of the Warrants.

          (c) That the Warrants, and shares acquired upon exercise of the Warrants, are and upon such issuance will be free of any and all pre-emptive rights, rights of first refusal or first offer, consent rights or other similar rights of any third party, and will be freely transferable except insofar as securities laws and regulations limit the transferability of unregistered shares.

                                   ARTICLE 5
                     CONDITIONS PRECEDENT TO THE PERFORMANCE
            BY THE PARTIES OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

5.1       The Purchaser's Conditions

          The obligation of the Purchaser to complete the acquisition of the ICTS Shares hereunder shall be subject to the satisfaction of, or compliance

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with, at or before Closing, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser):

     (a)  Representations, Warranties and Covenants

          All representations and warranties of FAC contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing, except as and to the extent the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof. FAC shall have performed and satisfied in all material respects all material agreements and covenants required hereby to be performed by it on or prior to the Closing.

     (b)  Receipt of Closing Documentation

          All documentation relating to the due authorization and completion of the transfer and assignment of the ICTS Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by FAC of its obligations, covenants and agreements under this Agreement shall be satisfactory to the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Purchaser and its counsel, acting reasonably, including: (i) certificate of the Secretary of State attesting to the legal existence and good standing of each Seller; (ii) certificates of an officer of the general partner of each Seller attesting to the incumbency of the general partner's officers, and the authenticity and continuing validity of the resolutions authorizing the transactions contemplated by this Agreement; (iii) a certificate of an officer of the Seller's general partner confirming the accuracy of the representations and warranties in this Agreement and compliance by the Seller with the covenants to be complied with by it, respectively, at or prior to the Closing, pursuant to this Agreement. In the event that FAC is unable to obtain such documentation from any Seller, EVCI shall hold all consideration for that Seller in escrow until such time as the documentation is delivered to EVCI

     (c)  Approvals and Consents

          All governmental and regulatory approvals and all consents of third parties, and compliance with any conditions thereof, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained and complied with on or before Closing.

     (d)  No Action to Restrain

          No action or proceeding shall be pending or threatened by any governmental or regulatory authority or any other person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement.

     (e)  Other Agreement

          On or before Closing, the Purchaser shall have completed the closing contemplated by the Other Agreement.

5.2       Conditions of FAC

          The obligation of FAC to complete the transfer and assignment of FAC's ICTS Shares hereunder shall be subject to the satisfaction of or compliance with, at or before Closing, of each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of FAC):

     (a)  Representations, Warranties and Covenants

          All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing, except as and to the extent the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof. The Purchaser shall have performed and satisfied in all material respects all material agreements and covenants required hereby to be performed by it on or prior to the Closing.

     (b)  Receipt of Closing Documentation

          All documentation relating to the due authorization and completion of the transfer and assignment of the ICTS Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to FAC and its counsel, acting reasonably, and FAC shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to FAC and its counsel, acting reasonably, including: (i) certificate of the Secretary of State of the state in which the Purchaser and EVCI are incorporated attesting to the legal existence and good standing of each; (ii) certificates of the Secretary of the Purchaser and EVCI attesting to the incumbency of the Purchaser's officers, and the authenticity and continuing validity of the resolutions authorizing the transactions contemplated by this Agreement; (iii) a certificate of the Secretary of the Purchaser and EVCI confirming the accuracy of the representations and warranties in Section 3.2 of this Agreement and compliance by the Purchaser with the covenants to be complied by it at or prior to the Closing, pursuant to this Agreement.

     (c)  No Action to Restrain

          No action or proceeding shall be pending or threatened by any governmental or regulatory authority or any other person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement.

5.3       Waiver by Purchaser

          If any of the conditions set forth in Section 5.1 have not been fulfilled, performed or satisfied at or prior to the Closing, the Purchaser may, by written notice to FAC, terminate all of its obligations hereunder and the Purchaser shall be released from all its obligations under this Agreement. Any of such conditions may be waived in whole or in part by the Purchaser by instrument in writing given to FAC without prejudice to any of the Purchaser's rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transactions contemplated by this Agreement and claim damages for breach of any other representation, warranty or covenant that was not waived.

5.4       Waiver by FAC

          If any of the conditions set forth in Section 5.2 have not been fulfilled, performed or satisfied at or prior to the Closing, FAC may, by written notice to the Purchaser, terminate all of its obligations hereunder and FAC shall be released from all its obligations under this Agreement. Any of such conditions may be waived in whole or in part by FAC by instrument in writing given to the Purchaser, without prejudice to FAC's rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transactions contemplated by this Agreement and claim damages for breach of any other representation, warranty or covenant that was not waived.


                                   ARTICLE 6
                                 INDEMNIFICATION

6.1       Indemnification

          FAC covenants and agrees with the Purchaser, and the Purchaser, covenants and agrees with FAC (the party or parties so covenanting and agreeing to indemnify the other party or parties being referred to as the "Indemnifying Party" and the party or parties to be indemnified being called the "Indemnified Party" in this paragraph), to indemnify and save harmless the Indemnified Party, effective as from Closing, from and against any claim, demand, action, causes of action, damage, loss, costs, liability or expense, including reasonable professional fees and disbursements (the "Claim") which may be made or brought against the Indemnified Party or which the Indemnified Party may suffer or incur as a result of, in respect of, or arising out of:

     (a) any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or in any or certificate, agreement, document or instrument given pursuant to this Agreement, which non-fulfillment was not waived by the Indemnified Party;

     (b) any inaccuracy in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any certificate, agreement, document or instrument furnished by the Indemnifying Party pursuant to this Agreement, which inaccuracy or breach was not waived by the Indemnified Party.

     The foregoing obligation of indemnification in respect of a Claim shall be subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third party, be notified forthwith of all material particulars thereof and be afforded an opportunity at their sole expense to resist, defend and compromise the same provided that the Indemnifying Party shall not be obligated to do so; and further provided that if the Indemnifying Party does not assume the defence of that Claim, the Indemnified Party may defend against the Claim in a manner the Indemnified Party deems appropriate and may take such action as may be reasonably prudent in the circumstances to settle the Claim. This indemnity shall survive Closing.

6.2       Rights Cumulative

          The rights of indemnification contained in this Article 6 are cumulative and are in addition to every other right or remedy of the parties contained in this Agreement or otherwise.

6.3       Limitation of FAC's Liability.

          The maximum aggregate liability of FAC to the Purchaser and those claiming by, through or under Purchaser arising out of the sale of the ICTS Shares to Purchaser (irrespective of whether or not such liability is premised upon the provisions of this Agreement, and irrespective of whether the claim is premised upon the indemnification provisions of this Agreement, breach of representations and warranties made by FAC in this Agreement, breach of covenants made by FAC in this Agreement, non-compliance by FAC with securities laws and regulations, or any other basis whatsoever) shall be limited to the Purchase Price paid to FAC pursuant to this Agreement. Any liability finally determined to be owed by FAC shall be paid and satisfied in the following manner:

     (a) First, by offsetting the liability dollar for dollar against future payments under the provisions of Section 2.2(c) of this Agreement.

     (b) Next, by the surrender to EVCI of the Warrants. For this purpose Warrants shall be valued at their fair market value on the date of surrender to Purchaser.

     (c) Next, by the surrender to EVCI of securities acquired upon exercise of Warrants. The securities so surrendered shall be valued at their fair market value on the date of surrender less the Warrant exercise price paid by FAC to acquire the surrendered shares. In the event that the securities are valued less than the excise price, then EVCI shall have no obligation to accept such surrendered securities and FAC shall immediately repay EVCI sums actually paid to FAC pursuant to Section
          2.2 (c) of this Agreement.

     (d) Next, by the repayment to EVCI of sums actually paid to FAC pursuant to Section 2.2(c) of this Agreement.

No payments other than those provided for in subsections (a), (b), (c) and (d) of this Section 6.3 shall be payable by FAC for any reason whatsoever. Purchaser acknowledges and agrees that the foregoing limitation of liability has been specifically bargained for by FAC as an essential element of the consideration for this transaction and that but for this limitation of liability, FAC would not have entered into this Agreement.


                                    ARTICLE 7
                                     GENERAL

7.1       Public Notices

          All public notices to third parties and all other publicity concerning the matters contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior approval of the other Parties, which consent shall not be unreasonably withheld or delayed, and Purchaser and EVCI agree not mention the names of FAC in any publicity relating to this agreement without the prior approval of FAC except where the Party making such notice is required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Parties is not practicable.



7.2       Expenses

          Each Party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other costs and expenses incurred.

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

7.3       Further Assurances

          The Parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after Closing.

7.4       Assignment

          Neither this Agreement nor any benefits or duties accruing under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Purchaser may assign all or any part of its rights and/or obligations under this Agreement to one of its direct or indirect subsidiaries, provided that (a) any assignee agrees in writing to be bound by the terms and conditions of this Agreement which it assumes, (b) such assignment imposes no additional obligations which would have an adverse effect upon FAC, and (c) notwithstanding the assignment, the Warrants shall be issued by EVCI for the purchase of EVCI common stock. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

7.5       Entire Agreement

          With respect to the subject matter of this Agreement, this Agreement supersedes all prior understandings and communications between the parties or any of them, oral or written. This Agreement and any document delivered pursuant to this Agreement, constitutes the entire agreement between the Parties with respect to the matters herein and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter hereof. The execution of this Agreement has not been induced by, nor do any of the Parties rely upon or regard as material, any representations, promises, agreements or statements whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by written agreement signed by all of the Parties.

7.6       Waiver

          Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a Party shall constitute a waiver of such Party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

7.7       Notices

          All communications which may be or are required to be given by any party to any other party, shall be in writing and (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by prepaid telecopier or other similar means of electronic communication to the parties at their following respective addresses:


      For FAC:
            First Analysis Corporation
            233 So. Wacker Drive
            Chicago IL 60606
            Attention:   Mark Farano
            Telecopier:  (312) 258- 0334

      For the Purchaser

            Educational Video Conferencing, Inc.
            35 East Grassy Sprain Road, Suite 200
            Yonkers, New York  10710-4613
            Attention:   Dr. Arol Buntzman, Chairman and Chief Executive Officer
            Telecopier:  (914) 395-3498

      with a copy to:
            Educational Video Conferencing, Inc.
            35 East Grassy Sprain Road, Suite 200
            Yonkers, New York  10710-4613

            Attention:   Michael J. O'Brien, Esq., General Counsel

            Telecopier:  (914) 787-3590

Any such notice so given shall be deemed conclusively to have been given and received when so personally delivered or delivered by courier or on the day on which transmission is confirmed (or on the next business day in the place of intended receipt if it is not transmitted before 5:00 p.m. on a business day in the place of receipt) if sent by telecopier or other electronic communication. Any party may from time to time change its address hereinbefore set forth by notice to the other parties in accordance with this section.

7.8       Severability

          If any provision of this Agreement or portion thereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, (a) the remainder of this Agreement or the application of such provision or portion thereof to any other person or circumstance shall not be affected thereby; and (b) the Parties will negotiate in good faith to amend this Agreement to implement the intentions set forth herein. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7.9       Execution by Facsimile

          The signature of any of the Parties hereto may be evidenced by a facsimile copy of this Agreement bearing such signature.

7.10      Counterparts

          This Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Notwithstanding the date of execution of any counterpart, each counterpart shall be deemed to bear the effective date set forth below.

7.11      Governing Law and Jurisdiction for Disputes

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All of the Parties to this Agreement irrevocably submit to the exclusive jurisdiction of the binding arbitration dispute resolution procedures of the American Arbitration Association in Westchester County, NY to the extent that the subject matter of any dispute arising under this Agreement is arbitrable.

7.12      Survival

          Unless replaced, amended or withdrawn prior to any detrimental reliance thereon by the Accepting Party (as defined in this paragraph), and subject to the provisions of Section 3.3 requiring the securing of reaffirmations in certain cases, all covenants, agreements, indemnities, warranties and representations set forth herein or in any certificate or other document delivered pursuant to or in connection with this Agreement by or on behalf of one Party to another Party (the "Accepting Party") shall be deemed to have been relied upon by the Accepting Party notwithstanding any investigations heretofore or hereafter made by or on behalf of the Accepting Party or its agents, and shall, unless expressly provided otherwise, survive in full force and effect and not merge upon the execution, termination or expiry of this Agreement.


7.13      Securities Law Matters

          Purchasers acknowledge that the ICTS Shares, and FAC acknowledges that the Warrants and the EVCI common stock purchasable upon exercise of the Warrants, have not been registered under the Securities Act of 1933 as amended or any other securities laws or regulations, and are being sold in reliance upon exemptions from registration for transactions not involving any public offering, transactions not involving an issuer, underwriter or dealer, and other applicable exemptions. In that connection, Purchaser and FAC each warrants that in the context of this Agreement and the transactions hereby contemplated, is neither an "underwriter" nor a "dealer" within the meaning of the Securities Act of 1933 as amended.

          IN WITNESS WHEREOF the parties have hereunto duly executed this Agreement on the date first above written.




          [SIGNITURE PAGE TO FOLLOW]

INTERBORO HOLDING, INC.



By: /s/ Dr. John J. McGrath
    -------------------------------------
        Authorized Signing Officer
        Dr. John J. McGrath, President

EDUCATIONAL VIDEO CONFERENCING, INC.



By: /s/ Dr. John J. McGrath
    -------------------------------------
        Authorized Signing Officer
        Dr. John J. McGrath, President


INFRASTRUCTURE & ENVIRONMENTAL PRIVATE
EQUITY FUND III, L.P.

By:      INFRASTRUCTURE & ENVIRONMENTAL PRIVATE EQUITY MANAGEMENT III, L.L.C.
By:      FIRST ANALYSIS IEPEF MGMT. CO. III, L.L.C.,
            A Member
By:      FIRST ANALYSIS CORPORATION, A Member
By: /s/ Brett Maxwell
    -------------------------------------

Title:  Managing Director
       ----------------------------------

ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III, a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany
By:      INFRASTRUCTURE & ENVIRONMENTAL PRIVATE EQUITY MANAGEMENT III,
L.L.C.,
            Investment Manager
By:      FIRST ANALYSIS IEPEF MGMT. CO. III, L.L.C.,
            A Member
By:      FIRST ANALYSIS CORPORATION, A Member
By: /s/ Brett Maxwell
    -------------------------------------

Title:  Managing Director
       ----------------------------------

                  [SIGNITURE PAGE CONTINUES]

THE PRODUCTIVITY FUND III, L.P.
By:      FIRST ANALYSIS MANAGEMENT COMPANY III,
            L.L.C.,General Partner
By: /s/ Brett Maxwell
   --------------------------------------

Title:  Managing Director
       ----------------------------------


                                       21